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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported)—October 31, 2002

PHOTOGEN TECHNOLOGIES, INC.
(Exact name as specified in its charter)

NEVADA	0-23553	36-4010347
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
140 Union Square Drive, New Hope, Pennsylvania 18938 (Address of principal executive offices) (Zip Code)

(215) 862-6860
(Registrants' telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Item 5.    OTHER EVENTS.

        Photogen Technologies, Inc. (the "Company") held its reconvened annual meeting of stockholders on October 31, 2002 in Chicago, Illinois. At the annual meeting, the stockholders approved the following matters:

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  A corporate separation transaction pursuant to which the Company would split off its therapeutic line of business to its five founding stockholders in exchange for and in redemption of all of their common stock of the Company (Proposal 1).

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  A financing transaction in which the Company would issue more than 20% of its common stock to certain institutional investors (Proposal 2).

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  An amendment to the Company's Articles of Incorporation to effect a one-for-four reverse split of the common stock (Proposal 3).

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  An amendment to the Company's 2000 Long Term Incentive Compensation Plan to increase the number of shares of common stock reserved for issuance under the plan to 18,275,000 shares (Proposal 4).

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  The election of Taffy J. Williams, Ph.D., Eric A. Wachter, Ph.D., Robert J. Weinstein, M.D., Lester H. McKeever, Jr. and Gene Golub to the Board of Directors (Proposal 5).

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  The ratification of BDO Seidman, LLP as the Company's independent certified public accountants for 2002 (Proposal 6).

        Each proposal was approved by a significant majority of the shares voting at the meeting. In addition, the corporate separation transaction (Proposal 1) was approved by a majority of the shares other than those held by the Company's five founding stockholders, as required by the Proxy Statement.

        Eric A. Wachter, Ph.D. will resign from the Board of Directors upon completion of the corporate separation transaction. Also, on Wednesday, October 30, 2002, Aidan King notified the Company that he would not stand for reelection to the Board of Directors. Elan has the right to designate another representative to sit on the Board of Directors. In accordance with the Bylaws, the Board of Directors will fill these vacancies.

        The Company continues to work to close the financing transaction with the institutional investors. There remain a number of conditions to the closing that must be satisfied, including that the liquidation preference to the Series A Preferred Stock be eliminated. The Company is involved in ongoing discussions to resolve these conditions, but the Company cannot provide assurances that the conditions will be satisfied or waived and that the financing transaction will close. If it does not close and other financing arrangements cannot be arranged in a timely manner, the corporate separation transaction will not occur and the Company will not be able to continue operations or remain a going concern.

Item 6.    RESIGNATION OF REGISTRANT'S DIRECTORS.

        As described in Item 5 above, Aidan King notified the Company that he would not stand for reelection to the Board of Directors. Elan has the right to designate another representative to sit on the Board of Directors. In accordance with the Bylaws, the Board of Directors will fill these vacancies.

SIGNATURES

        In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed by the undersigned hereunto duly authorized.

PHOTOGEN TECHNOLOGIES, INC.
By:	/s/ BROOKS BOVEROUX Brooks Boveroux, Vice President and Chief Financial Officer

        Dated: October 31, 2002

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  Item 5. OTHER EVENTS.
  Item 6. RESIGNATION OF REGISTRANT'S DIRECTORS.
SIGNATURES